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                    DMC TAX-FREE INCOME TRUST - PENNSYLVANIA


         At a meeting of the Board of Trustees held July 17, 1997, the following Resolutions amending the Trust Agreement of DMC Tax-Free Income Trust
- Pennsylvania (the "Fund") were adopted:


                  Changes in Names

                  RESOLVED, that, subject to the issuance of beneficial shares of the Fund designated as a series not related to Pennsylvania, the name of the Fund shall be changed from "DMC Tax-Free Income Trust - Pennsylvania" to "Delaware Group State Tax-Free Income Trust"; and it is further

                  RESOLVED, that, subject to the issuance of beneficial shares of the Fund designated as a series not related to Pennsylvania, the name of the existing series of the Fund shall be redesignated and changed to "Tax-Free Pennsylvania Fund"; and it is further

                  RESOLVED, that the appropriate officers of the Fund are hereby authorized and directed to prepare, execute and file with the proceedings of the Trust an amendment to the Amended and Restated Declaration of Trust relating to the redesignations and changes in the names of the Fund and the existing series, and to take such other actions as they may deem necessary or advisable and proper to accomplish the intent of the foregoing resolution.

                  Creation and Designation of an Additional Series and Classes of Shares

                  WHEREAS, pursuant to Section 5.1 of Article V of the Amended and Restated Declaration of Trust, the beneficial interest of the Fund is divided into an unlimited number of transferable beneficial shares and the Board of Trustees may authorize the division of such shares into separate series and the division of such series into separate classes, with such characteristics as the Board of Trustees may determine in the absence of a contrary determination set forth in the Amended and Restated Declaration of Trust; and

                  WHEREAS, the Board of Trustees has previously approved the establishment of a multiple class system for the Fund; and

                  WHEREAS, Delaware Management Company, Inc. (the
                  "Manager" or "Delaware Management") and Delaware


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                  Distributors, L.P. (the "Distributor") have recommended to the Board of Trustees that two additional series of the Fund be established, as hereinafter described, and that each series offer for sale to the public three classes of shares;

                  NOW, THEREFORE, IT IS RESOLVED, that two additional series of beneficial shares of the Fund are hereby established and designated as the Tax-Free Ohio Fund series and the Tax-Free New Jersey Fund series, each of which shall comprise an unlimited number of beneficial shares; and it is further

                  RESOLVED, that the shares of the Tax-Free Ohio Fund series (the "Tax-Free Ohio Fund Shares") shall be further divided into three classes (each a "Tax-Free Ohio Fund Class" and collectively, the "Tax-Free Ohio Fund Classes"), with an unlimited number of shares allocated to each class, and the classes shall be designated as follows: Tax-Free Ohio Fund Class A; Tax-Free Ohio Fund Class B; and Tax-Free Ohio Fund Class C; and it is further

                  RESOLVED, that the shares of the Tax-Free New Jersey Fund series (the "Tax-Free New Jersey Fund Shares") shall be further divided into three classes (each a "Tax-Free New Jersey Fund Class" and collectively, the "Tax-Free New Jersey Fund Classes"), with an unlimited number of shares allocated to each class, and the classes shall be designated as follows: Tax-Free New Jersey Fund Class A; Tax-Free New Jersey Fund Class B; and Tax-Free New Jersey Fund Class C; and it is further

                  RESOLVED, that the holders of the Shares of the Tax-Free Ohio Fund Classes and the Tax-Free New Jersey Fund Classes (individually, a "Class" and collectively, the "Classes") shall have the rights and limitations as set forth in Section
                  5.1 of Article V of the Amended and Restated Declaration of Trust; except that (i) dividends paid on the Shares of each Class shall reflect reductions for payments of fees under the Distribution Plan, if any, relating to the Shares of such Class adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (the "1940 Act") and shall not reflect reductions for payments of fees under any Distribution Plan relating to any other Class; and (ii) only the Shares of each Class shall be entitled to vote upon or with respect to any matter relating to or arising from the Distribution Plan relating to such Class and shall not be entitled to vote upon or with respect to any matter relating to or arising from any Distribution Plan relating to any other Class; and it is further



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                  RESOLVED, that each share of the Tax-Free Ohio Fund Class B and the Tax-Free New Jersey Fund Class B (collectively, the "B Class"), other than shares described in the next following resolution, shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Tax-Free Ohio Fund Class A and the Tax-Free New Jersey Fund Class A, respectively, (collectively, the "A Class") on the Conversion Date. The term "Conversion Date" when used herein shall mean either (i) the date that is the last business day of the second full week of March, June, September and December following the eighth anniversary date of the date of issuance of the share, or (ii) any such other date as may be determined by the Board of Trustees and set forth in the Trust's prospectus, as such prospectus may be amended from time to time; provided that any such other date determined by the Board of Trustees shall be a date that will occur prior to the date set forth in clause (i) and any such other date theretofore determined by the Board of Trustees pursuant to this clause (ii). For the purpose of calculating the holding period required for conversion, the date of issuance of a share of the B Class shall mean (i) in the case of a share of the B Class obtained by the holder thereof through an original subscription to the Trust, the date of the issuance of such share of the B Class, or (ii) in the case of a share of the B Class obtained by the holder thereof through an exchange, or through a series of exchanges, as permitted by the Trust as provided in the Trust's prospectus, as such prospectus may be amended from time to time, from another investment company (an "eligible investment company"), the date of issuance of the share of the eligible investment company to which the holder originally subscribed; and it is further

                  RESOLVED, that each share of the B Class (i) purchased through the automatic reinvestment of a dividend or distribution with respect to the B Class or (ii) issued pursuant to an exchange privilege granted by the Trust in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company shall be segregated in a separate sub-account on the share records of the Trust for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Class A. The number of shares in the


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                  holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to the above resolution bears to the total number of B Class shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account; or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Trustees and set forth in the Trust's prospectus, as such prospectus may be amended from time to time; and it is further

                  RESOLVED, that the number of shares of the A Class into which a share of the B Class is converted pursuant to the preceding resolutions shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the B Class for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the A Class for purposes of sales and redemption thereof on the Conversion Date; and it is further

                  RESOLVED, that on the Conversion Date, the shares of the B Class converted into shares of A Class will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive
                  (i) the number of shares of A Class into which the shares of the B Class have been converted and (ii) declared but unpaid dividends to the Conversion Date or such other date as set forth in the Corporation's prospectus, as such prospectus may be amended from time to time and (iii) the right to vote converting shares of the B Class held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion
                  Date) will cease. Certificates representing shares of the A Class resulting from the conversion need not be issued until certificates representing shares of the B Class converted, if issued, have been received by the Trust or its agent duly endorsed for transfer; and it is further

                  RESOLVED, that the automatic conversion of the B Class into A Class as set forth in the resolutions above shall be suspended at any time that the Board of Trustees determines
                  (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher fee under the Distribution Plan adopted with respect to the B Class pursuant to Rule 12b-1 under


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                  the 1940 Act does not result in the Trust's dividends or
                  distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the B Class does not constitute a taxable event under federal income tax law; (ii) any other condition to conversion set forth in the Trust's prospectus, as such prospectus may be amended from time to time, is not satisfied; or (iii) such suspension to be appropriate in order to comply with, or satisfy the requirements of the 1940 Act and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of the B Class on any plan with respect to the A Class imposed under Rule 12b-1 of the 1940 Act and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Trustees may provide holders of the B Class with alternative conversion or exchange rights into other classes of stock of the Trust in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.


         I, George M. Chamberlain, Esq., Secretary of the Fund, do hereby certify that the foregoing is a true and correct copy of the Resolutions adopted by the Board of Trustees at the above-referenced meeting.


                                             /s/ George M. Chamberlain, Esq.
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                                             George M. Chamberlain, Esq.
                                             Secretary